Exhibit 99.1

Alarm.com Reports 2015 Third Quarter Results

-- SaaS and license revenue increased to $36.2 million, a 27% increase year-over-year --
-- Total revenue in the third quarter increased to $54.0 million, a 26% increase year-over-year --
-- Adjusted EBITDA1 increased to $9.7 million from $5.1 million --

VIENNA, Va., November 10, 2015 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform solution for the smart home, today reported financial results for the third quarter ended September 30, 2015. The company also provided its financial outlook for the 2015 fourth quarter and increased its guidance for the full year 2015.

“We executed well on our plan throughout the third quarter,” said Steve Trundle, President and CEO of Alarm.com. “Our core security and smart home services market in North America remains robust as we extend our leadership position with innovative new offerings for homeowners and commercial properties as well as technologies and resources that help our service provider partners manage and grow their businesses.”

Third Quarter 2015 Highlights

•	SaaS and license revenue increased 27% to $36.2 million for the third quarter of 2015 compared to $28.5 million for the third quarter of 2014.

•	Total revenue increased 26% to $54.0 million for the third quarter of 2015 compared to $42.8 million for the third quarter of 2014.

•	Net income was $3.2 million for the third quarter of 2015 compared to $2.7 million for the third quarter of 2014.

•	Adjusted EBITDA[1] was $9.7 million for the third quarter of 2015 compared to $5.1 million for the third quarter of 2014.

•
Net income attributable to common stockholders was $3.2 million for the third quarter of 2015, or $0.07 per diluted share, compared to $0.1 million, or $0.03 per diluted share for the third quarter of 2014.

•	Non-GAAP adjusted net income[1] was $6.6 million for the third quarter of 2015 compared to $3.7 million for the third quarter of 2014.

•
Non-GAAP adjusted net income attributable to common stockholders[1] was $6.5 million for the third quarter of 2015, or $0.14 per diluted share, compared to $1.2 million, or $0.27 per diluted share for the third quarter of 2014.

•	As of September 30, 2015, Alarm.com's SaaS and license revenue renewal rate was approximately 93%.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents were $126.6 million as of September 30, 2015 compared to $42.6 million as of December 31, 2014.

•	For the nine months ended September 30, 2015, cash flows from operations increased to $21.2 million from $6.5 million for the nine months ended September 30, 2014.

Recent Business Highlights

•
Launched Voice Over LTE: Alarm.com and Verizon announced the availability of a significant enhancement to security communications enabled by America’s largest and most reliable 4G LTE network. With the availability of Voice over LTE (VoLTE), Alarm.com is now the first to provide direct communications from central stations into the home or business during an emergency over Verizon’s 4G LTE Network. With hands-free two-way voice communications, property owners can quickly provide critical information to security professionals and know that emergency services are on the way when they need them most.

•	Introduced Smart Solution to Protect Properties from Water Damage: Water damage is a significant cause of property loss and a leading home insurance claim, and Alarm.com now offers protection that traditional security systems cannot address. An intelligent combination of sensors, devices and Alarm.com cloud services will detect water leaks, alert property owners, and proactively respond to minimize damage. The solution is completely integrated into Alarm.com's Smart Security offering, which gives property owners active control and awareness of important events through an intuitive smartphone app.

•
Announced Strategic Partnership with Securitas: Securitas is the second largest security company in the world with over 320 thousand employees and operations in 53 countries.  Approximately half of Securitas total sales are from residential and commercial security operations across Europe, and we expect to begin deploying in parts of Europe by the middle of 2016.

•
Announced Partnership with Pronet: Pronet is the leading electronic security company in Turkey with more than 200 thousand subscribers.  Pronet’s smart home offering includes our security, video, energy management and home automation services, and is now available in all major cities throughout Turkey.

Financial Outlook

Alarm.com is providing its outlook for the fourth quarter of 2015 and increasing its guidance for the full year.

For the fourth quarter of 2015:

•	SaaS and license revenue is expected to be approximately $37.7 million to $37.9 million.

For the full year 2015:

•	SaaS and license revenue is now expected to be approximately $139.9 million to $140.1 million, compared to the previous guidance range of $138.9 million to $139.3 million.

•
Total revenue is now expected to be approximately $197.7 million to $200.1 million, which includes anticipated hardware and other revenue for the year in the range of $57.8 million to $60.0 million. This compares to the previous guidance range of $193.9 million to $195.3 million, which included the previous hardware and other revenue guidance range of $55.0 million to $56.0 million.

•	Adjusted EBITDA is now expected to be approximately $27.7 million to $29.1 million, compared to the previous guidance range of $20.3 million to $21.3 million.

•	Non-GAAP adjusted net income is now expected to be approximately $14.9 million to $15.6 million, compared to the previous guidance range of $9.8 million to $10.3 million.

•
Non-GAAP adjusted net income attributable to common stockholders is now expected to be approximately $5.2 million to $5.4 million compared to the previous guidance range of $3.4 million to $3.6 million. Based on 26.5 million non-GAAP weighted average shares outstanding (diluted), non-GAAP adjusted net income attributable to common stockholders is now expected to be approximately $0.20 to $0.21 per diluted share compared to the previous guidance range of $0.13 to $0.14 per diluted share.

Conference Call and Webcast Information

Alarm.com’s third quarter conference call and webcast is scheduled to begin at 4:30 p.m. ET on November 10, 2015. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or 267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through November 17, 2015 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 62448716. Alarm.com will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s website at http://investors.alarm.com/.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform solution for the smart home. Alarm.com makes connected home technology broadly accessible to millions of home and business owners. Our cloud-based services enable home and business owners to intelligently secure their properties and automate and control a broad array of connected devices through a single, intuitive user interface. Our interactive security, intelligent automation, video monitoring and energy management solutions are delivered through an established network of trusted service providers, who are experts at designing, selling, installing and supporting Alarm.com solutions.
1Non-GAAP Financial Measures

To supplement our unaudited consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA; non-GAAP adjusted net income, non- GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income per share, and non-GAAP weighted average fully diluted common shares outstanding. We have included non-GAAP measures in this press release because they are key measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating Alarm.com’s results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of Adjusted EBITDA  and Adjusted Net Income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

Alarm.com excludes one or more of the following items from non-GAAP financial measures:

Dividends paid to participating securities and income allocated to participating securities. Dividends paid to participating securities relate to $19.0 million of the $20.0 million June 2015 cash dividends paid in June 2015 to our preferred stockholders at the rate of (1) $0.36368 per share of Series A preferred stock and (2) $0.72736 per share of Series B preferred stock and Series B-1 preferred stock. We are excluding these dividends and income allocated to participating securities to improve the comparability of our results from period to period. Immediately prior to the completion of our offering on July 1, 2015, all of our outstanding shares of preferred stock converted into an aggregate of 35,017,884 shares of our common stock and, in future periods, all of our net income will be available to common stockholders.

Stock-based compensation: We exclude stock-based compensation expense, which relates to equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Included in the nine months ended September 30, 2015 stock-based compensation expense is $0.8 million related to the repurchase of an employee’s stock awards. Additionally, the determination of stock- based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude litigation expense because we do not consider legal costs incurred in intellectual property litigation to be indicative of our core operating performance.

Amortization: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles for our non-GAAP financial measures because we do not consider amortization when we evaluate our on-going business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of Alarm.com’s performance to other companies in our industry as other companies may be more or less acquisitive than Alarm.com and therefore amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We exclude interest expense because we do not consider it part of our ongoing results of operations.

Other (expense) / income, net: We exclude other (expense) / income, net because we do not consider it part of our ongoing results of operations.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the company’s future financial performance. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: our ability to retain service providers and subscribers and grow sales, our ability to manage our growth and execute on our business strategies, the effects of increased competition and evolving technologies, our ability to integrate acquired assets and businesses, consumer demand for interactive security and home automation services, the reliability of our network operations centers, our reliance on our service provider network to attract new customers and retain existing customers, the reliability of our hardware and wireless network suppliers, future financial prospects, and other factors discussed in the “Risk Factors” section of the company’s final prospectus filed with the Securities and Exchange Commission on June 26, 2015 and other filings the company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the company’s views as of the date hereof. The company anticipates that subsequent events and developments may cause the company’s views to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date hereof.

Investor Relations:
Jonathan Schaffer/ Taylor Krafchik
The Blueshirt Group
ir@alarm.com
212.871.3953/ 212.871.3938

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com
571.356.9158

Alarm.com Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
	September 30,	December 31,
Assets	2015	2014
Current assets:
Cash and cash equivalents	$126,601	$42,572
Accounts receivable, net	21,746	17,259
Inventory	9,625	6,852
Deferred tax assets	3,809	3,242
Other current assets	4,535	1,919
Total current assets	166,316	71,844
Property and equipment, net	12,040	8,130
Intangible assets, net	6,879	5,092
Goodwill	24,723	21,374
Deferred tax assets	6,715	5,121
Other assets	6,452	9,371
Total Assets	$223,125	$120,932
Liabilities, redeemable convertible preferred stock and stockholders’ equity / (deficit)
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$24,226	$15,233
Accrued compensation	6,905	5,816
Deferred revenue	2,372	1,699
Total current liabilities	33,503	22,748
Deferred revenue	9,631	9,202
Long-term debt	6,700	6,700
Other liabilities	7,487	1,670
Total Liabilities	57,321	40,320
Redeemable convertible preferred stock
Series B redeemable convertible preferred stock, $0.001 par value, 0 and 1,809,685 shares authorized; 0 and 1,809,685 shares issued and outstanding as of September 30, 2015 and December 31, 2014, liquidation preference of $0 and $191,132 as of September 30, 2015 and December 31, 2014.	—	136,523
Series B-1 redeemable convertible preferred stock, $0.001 par value, 0 and 1,669,680 shares authorized; 0 and 82,934 shares issued and outstanding as of September 30, 2015 and December 31, 2014, liquidation preference of $0 and $8,759 as of September 30, 2015 and December 31, 2014.	—	6,265
Series A redeemable convertible preferred stock, $0.001 par value, 0 and 3,511,725 shares authorized; 0 and 1,998,257 shares issued and outstanding as of September 30, 2015 and December 31, 2014, liquidation preference of $0 and $24,309 as of September 30, 2015 and December 31, 2014.	—	59,668
Stockholders’ equity / (deficit)
Preferred stock, $0.001 par value, 10,000,000 and 0 shares authorized; 0 shares issued and outstanding as of September 30, 2015 and December 31, 2014.	—	—
Common stock, $0.01 par value, 300,000,000 and 100,000,000 shares authorized; 45,568,625 and 2,823,816 shares issued; and 45,443,547 and 2,614,444 shares outstanding as of September 30, 2015 and December 31, 2014.	454	26
Additional paid-in capital	296,444	7,168
Treasury stock (35,523 shares at cost of $1.20 per share)	(42)	(42)
Accumulated other comprehensive income	—	—
Accumulated deficit	(131,052)	(128,996)
Total Stockholders’ Equity / (Deficit)	165,804	(121,844)
Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity / (Deficit)	$223,125	$120,932

Alarm.com Holdings, Inc.
Consolidated Statement of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
SaaS and license revenue	$36,158	$28,473	$102,247	$80,652
Hardware and other revenue	17,849	14,359	49,720	41,109
Total revenue	54,007	42,832	151,967	121,761
Cost of revenue:
Cost of SaaS and license revenue	6,764	6,002	19,094	16,679
Cost of hardware and other revenue	13,205	11,546	38,171	32,893
Total cost of revenue	19,969	17,548	57,265	49,572
Operating expenses:
Sales and marketing	8,425	8,107	24,405	19,873
General and administrative	9,932	6,746	25,516	19,175
Research and development	9,836	6,094	26,667	16,468
Amortization and depreciation	1,504	1,058	4,370	2,714
Total operating expenses	29,697	22,005	80,958	58,230
Operating income	4,341	3,279	13,744	13,959
Interest expense	(44)	(40)	(128)	(153)
Other (expense) / income, net	(7)	(80)	(62)	(70)
Income before income taxes	4,290	3,159	13,554	13,736
Provision for income taxes	1,061	492	4,775	4,720
Net income	3,229	2,667	8,779	9,016
Dividends paid to participating securities	—	—	(18,987)	—
Income allocated to participating securities	(50)	(2,549)	—	(8,651)
Net income / (loss) attributable to common stockholders	$3,179	$118	$(10,208)	$365

Per share information attributable to common stockholders:
Net income / (loss) per share:
Basic	$0.07	$0.05	$(0.60)	$0.17
Diluted	$0.07	$0.03	$(0.60)	$0.10
Weighted average common shares outstanding:
Basic	44,922,410	2,429,445	16,910,090	2,211,263
Diluted	46,832,014	4,345,685	16,910,090	3,792,228
Cash dividends declared per share	$—	$—	$0.36	$—

Stock-based compensation expense included in operating expenses:
Sales and marketing	$114	$80	$260	$235
General and administrative	305	434	1,825	1,396
Research and development	390	232	890	734
Total stock-based compensation expense	$809	$746	$2,975	$2,365

Alarm.com Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$8,779	$9,016
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	420	909
Reserve for product returns	1,148	1,453
Amortization on patents	258	151
Amortization and depreciation	4,370	2,714
Amortization of debt issuance costs	81	43
Deferred income taxes	(2,160)	(1,055)
Change in fair value of contingent liability	180	—
Unrealized gain on derivative instrument	—	(155)
Undistributed losses from equity investees	285	450
Stock-based compensation	2,198	2,365
Other, net	(49)	(196)
Changes in operating assets and liabilities (net of business acquisition):
Accounts receivable	(6,043)	(4,436)
Inventory	(2,724)	(4,799)
Other assets	(1,904)	(1,971)
Accounts payable, accrued expenses and other current liabilities	10,458	845
Deferred revenue	1,095	894
Other liabilities	4,784	260
Cash flows from operating activities	21,176	6,488
Cash flows used in investing activities:
Business acquisition, net of cash acquired	(5,849)	—
Additions to property and equipment	(6,520)	(6,150)
Investment in cost method investee	(54)	—
Sale of cost method investee	—	5
Issuances of notes receivable	(317)	(687)
Purchases of licenses to patents	(1,000)	—
Cash flows used in investing activities	(13,740)	(6,832)
Cash flows from / (used in) financing activities
Proceeds from issuance of common stock from initial public offering, net of underwriting discount and commission	97,976	—
Proceeds from issuance of debt, net of debt issuance costs	—	6,376
Repayments of term loan	—	(7,500)
Dividends paid to common stockholders	(1,013)	—
Dividends paid to employees for unvested shares	(57)	—
Dividends paid to redeemable convertible preferred stockholders	(18,930)	—
Payments of offering costs	(2,632)	(2,100)
Repurchases of common stock	(1)	(3)
Proceeds from early exercise of stock-based awards	124	1,533
Issuances of common stock from equity based plans	300	530
Tax windfall benefit from stock-based awards	826	1,009
Cash flows from / (used in) financing activities	76,593	(155)
Net increase / (decrease) in cash and cash equivalents	84,029	(499)
Cash and cash equivalents at beginning of the period	42,572	33,583
Cash and cash equivalents at end of the period	$126,601	$33,084

Alarm.com Holdings, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted EBITDA:
Net income	$3,229	$2,667	$8,779	$9,016
Adjustments:
Other expense / income	51	120	190	223
Income tax expense	1,061	492	4,775	4,720
Amortization and depreciation expense	1,504	1,058	4,370	2,714
Stock-based compensation expense	809	746	2,975	2,365
Litigation expense	3,000	—	3,513	63
Total adjustments	6,425	2,416	15,823	10,085
Adjusted EBITDA	$9,654	$5,083	$24,602	$19,101

Adjusted net income:
Net income, as reported	$3,229	$2,667	$8,779	$9,016
Adjustments:[2]
Other expense / income	38	101	123	146
Amortization expense	423	325	1,030	766
Stock-based compensation expense	609	630	1,928	1,551
Litigation expense	2,259	—	2,276	41
Non-GAAP adjusted net income	$6,558	$3,723	$14,136	$11,520

2 Adjustments are tax effected at the effective tax rate, 24.7% and 15.6% for the three months ended
September 30, 2015 and 2014 and 35.2% and 34.4% for the nine months ended September 30, 2015 and 2014.

Alarm.com Holdings, Inc.
Reconciliation of Non-GAAP Measures - continued
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Adjusted net income attributable to common stockholders:
Net income / (loss) attributable to common stockholders, as reported	$3,179	$118	$(10,208)	$365
Adjustments:[2]
Dividends paid to participating securities	—	—	18,987	—
Other expense / income	38	101	123	146
Amortization expense	423	325	1,030	766
Stock-based compensation expense	609	630	1,928	1,551
Litigation expense	2,259	—	2,276	41
Less: income allocated to participating securities	—	—	(9,259)	—
Non-GAAP adjusted net income attributable to common stockholders	$6,508	$1,174	$4,877	$2,869

Adjusted net income per share:
Net income / (loss) per share - basic, as reported	$0.07	$0.05	$(0.60)	$0.17
Adjustments:[2]
Dividends paid to participating securities	—	—	1.12	—
Other expense / income	—	0.04	0.01	0.07
Amortization expense	0.01	0.13	0.06	0.35
Stock-based compensation expense	0.01	0.26	0.11	0.70
Litigation expense	0.05	—	0.13	0.02
Less: income allocated to participating securities	—	—	(0.55)	—
Non-GAAP adjusted net income per share - basic	$0.14	$0.48	$0.28	$1.31

Non-GAAP adjusted net income per share - diluted	$0.14	$0.27	$0.26	$0.76

Weighted average common shares outstanding:
Basic, as reported	44,922,410	2,429,445	16,910,090	2,211,263

Diluted, as reported	46,832,014	4,345,685	16,910,090	3,792,228
Dilutive shares	—	—	1,715,402	—
Non-GAAP weighted average common shares outstanding - diluted	46,832,014	4,345,685	18,625,492	3,792,228

2 Adjustments are tax effected at the effective tax rate, 24.7% and 15.6% for the three months ended
September 30, 2015 and 2014 and 35.2% and 34.4% for the nine months ended September 30, 2015 and 2014.